Exhibit 99.6

THE CHILDREN’S PLACE, INC.

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, bank, trustee, depository or other nominee holder of rights (the “rights”) to purchase shares of common stock, par value $0.10 per share (“common stock”), of The Children’s Place, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s registration statement on Form S-1 initially filed with the United States Securities and Exchange Commission (the “Commission”) on October 15, 2024, as amended (Registration No. 333-282664) and a prospectus dated [●], 2024 filed with the Commission (the “Prospectus”), hereby certifies to the Company and Equiniti Trust Company, LLC, as subscription agent for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the basic subscription right (as described in the Prospectus) and the over-subscription privilege (as described in the Prospectus), and (2) to the extent a beneficial owner has elected to subscribe for shares of common stock pursuant to an over-subscription privilege, each such beneficial owner’s basic subscription right has been exercised in full.

Payments of Subscription Price in Cash

	No. of Shares of Common Stock Owned on Record Date	Basic Subscription Rights Exercised	Over-Subscription Privilege Exercised
1.
2.
3.
4.
5.

Payments of Subscription Price by Delivery by the Beneficial Owner, directly to Equinity Trust Company, LLC, of Indebtedness for Borrowed Money Owed to Beneficial Owner by the Company

	Beneficial Owner	No. of Shares of Common Stock Owned on Record Date	Basic Subscription Rights Exercised	Over-Subscription Privilege Exercised
1.
2.
3.
4.
5.

Name of Broker, Dealer, Bank, Trustee, Depository or Other Nominee:

By:
Name:
Title:

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Name:
Title:

DTC Subscription Confirmation Number(s)